Exhibit 4.10

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SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of January 31, 2022, by and between KORE Power, Inc., a Nevada corporation, with headquarters located at 1875 N. Lakewood Drive, Suite 200, Coeur d’Alene, ID 83814 (“KORE”), and Novonix Limited, an Australian corporation, with its address at Brisbane, QLD, Australia (“Novonix”).

WHEREAS:

A.
KORE and the Novonix are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”) and Rule 506(b) promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act;

B.
Novonix desires to purchase from KORE, and KORE desires to issue and sell to Novonix, upon the terms and conditions set forth in this Agreement, three million three hundred thirty-three thousand three hundred thirty-three (3,333,333) shares of KORE Common Stock (as defined below) (the “KORE Shares”), upon the terms and subject to the limitations and conditions set forth in this Agreement;

C.
Novonix wishes to purchase the KORE Shares upon the terms and conditions stated in this Agreement;

NOW THEREFORE, in consideration of the foregoing and of the agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, KORE and Novonix hereby agree as follows:

1.
Purchase and Sale of KORE Shares.

a.
Purchase of KORE Shares. On the Closing Date (as defined below), KORE shall issue and sell to Novonix, and Novonix agrees to purchase from KORE, the KORE Shares, as further provided herein. “Common Stock” shall mean the Common Stock of the KORE,US $0.001 par value per share.

b.
Form of Payment. On the Closing Date:

(i) Novonix shall pay the purchase price of US$25,000,000 (the “Purchase Price”) for the KORE Shares, being US $7.50 per share, to be issued and sold to it at the Closing (as defined below), by a combination of US $12,500,003 in cash (delivered via wire transfer in accordance with KORE’s written wiring instructions), and issue 1,974,723 fully paid ordinary shares of Novonix (the “Novonix Shares”) equal in value in aggregate to US $12,499,997, at Closing, calculated based upon a per share price of $6.33 (“Issue Price”) which is the US dollar equivalent of ninety five percent (95%) of the volume weighted average trading price, of the Novonix Shares, on the Australian Securities Exchange for the twenty (20) trading days ending on January 25, 2022; and

(ii) KORE shall deliver the KORE Shares on behalf of KORE, to Novonix, against delivery of such Purchase Price. This Agreement serves as an application by KORE for the allotment on the Closing Date of the Novonix Shares and accordingly it will not be necessary for KORE to provide a separate (additional) application on or prior to the Closing Date in respect of the Novonix Shares. KORE (a) irrevocably directs Novonix to discharge its obligation to issue the Novonix Shares by allotting and issuing the Novonix Shares to KORE at the Issue Price and credited as fully paid; and (b) agrees to become a member of Novonix and to be bound by the constitution of Novonix and consents to the entry of its name on Novonix's register of members, in each case, upon the issue of the Novonix Shares. As soon as reasonably practicable following the Closing Date, Novonix shall use its reasonable efforts to ensure official quotation of the Novonix Shares is obtained in accordance with the official listing rules of the Australian Securities Exchange ("ASX Listing Rules"). Novonix shall, within 5 business days of the Closing Date, provide to KORE, a holding statement issued by or on behalf of Novonix in the name of KORE for the Novonix Shares and issue a cleansing notice pursuant to section 708A(5) of the Corporations Act that complies with section 708A(6) of the Corporations Act in relation to the Novonix Shares.

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(iii) The US$/AUS$ exchange rate for the payment set out herein shall be equal to 0.7137803253 US$/AUS$.

c.
Closing Date. Subject to the satisfaction (or written waiver) of the conditions thereto set forth in Section 5 and Section 6 below, the date and time of the issuance and sale of the KORE Shares pursuant to this Agreement (the “Closing Date”) shall be on the date hereof.

d.
Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date at such location as may be agreed to by the parties (including via exchange of electronic signatures).

2.
Novonix’s Representations and Warranties. Novonix represents and warrants to KORE as of the Closing Date that:

a.
Investment Purpose. Novonix is purchasing the KORE Shares for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; provided, however, that by making the representations herein, Novonix does not agree to hold any of the KORE Shares for any minimum or other specific term and reserves the right to dispose of the KORE Shares at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

b.
Accredited Investor Status. Novonix is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”).

c.
Reliance on Exemptions. Novonix understands that the KORE Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that KORE is relying upon the truth and accuracy of, and Novonix’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Novonix set forth herein in order to determine the availability of such exemptions and the eligibility of Novonix to acquire the KORE Shares.

d.
Information. Novonix and its advisors, if any, have been, furnished with all materials relating to the business, finances and operations of KORE and materials relating to the offer and sale of the KORE Shares which have been requested by Novonix or its advisors. Novonix and its advisors, if any, have been, afforded the opportunity to ask questions of KORE regarding its business and affairs. Neither such inquiries nor any other due diligence investigation conducted by Novonix or any of its advisors or representatives shall modify, amend or affect Novonix’s right to rely on KORE’s representations and warranties contained in Section 3 below.

e.
Governmental Review. Novonix understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the KORE Shares.

f.
Transfer or Re-sale. Novonix understands that (i) the KORE Shares have not been and are not being registered under the 1933 Act or any applicable state securities laws, and the KORE Shares may not be transferred unless (a) the KORE Shares are sold pursuant to an effective registration statement under the 1933 Act, (b) If requested by KORE, Novonix shall have delivered to KORE, at the cost of Novonix, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the KORE Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, (c) the KORE Shares are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) (“Rule 144”)) of Novonix who agrees to sell or otherwise transfer the KORE Shares only in accordance with this Section 2(f) and who is an Accredited Investor, (d) the KORE Shares are sold pursuant to Rule 144 or other applicable exemption, or (e) the KORE Shares are sold pursuant to Regulation S under the 1933 Act (or a successor rule) (“Regulation S”), and Novonix shall have delivered to KORE, at the cost of KORE, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions; (ii) any sale of such KORE Shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such KORE Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in

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the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) except as set forth in the Shareholders Rights Agreement, neither the KORE nor any other person is under any obligation to register such KORE Shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case). Notwithstanding the foregoing or anything else contained herein to the contrary, the KORE Shares may be pledged in connection with a bona fide margin account or other lending arrangement secured by the KORE Shares, and such pledge of KORE Shares shall not be deemed to be a transfer, sale or assignment of the KORE Shares hereunder, and Novonix in effecting such pledge of the KORE Shares shall be not required to provide KORE with any notice thereof or otherwise make any delivery to KORE pursuant to this Agreement or otherwise.

g.
Legends. Novonix understands that until such time as the KORE Shares have been registered under the 1933 Act or may be sold pursuant to Rule 144, Rule 144A under the 1933 Act, Regulation S, or other applicable exemption without any restriction as to the number of securities as of a particular date that can then be immediately sold, the KORE Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such KORE Shares):

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144, RULE 144A, REGULATION S, OR OTHER APPLICABLE EXEMPTION UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The legend set forth above shall be removed and KORE shall issue a certificate or book entry statement for the applicable shares of KORE Common Stock without such legend to the holder of any KORE Shares upon which it is stamped or (as requested by such holder) issue the applicable shares of KORE Common Stock to such holder by electronic delivery by crediting the account of such holder’s broker with DTC, if, unless otherwise required by applicable state securities laws, (a) such KORE Shares are registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144, Rule 144A, Regulation S, or other applicable exemption without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) KORE or Novonix provides an opinion of legal counsel to the effect that a public sale or transfer of such KORE Shares may be made without registration under the 1933 Act. Novonix agrees to sell all KORE Shares, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

h.
Authorization; Enforcement. (i) Novonix has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein and to issue the Novonix Shares, in accordance with the terms hereof and thereof, (ii) the execution and delivery, by Novonix, of this Agreement and the delivery of the Novonix Shares and the consummation by Novonix of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Novonix Shares have been duly authorized by Novonix’s Board of Directors and no further consent or authorization of Novonix, its Board of Directors, its shareholders, or its debt holders is required, (iii) this Agreement, and all other documentation executed in connection herewith or therewith have been duly executed and delivered by Novonix by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement, and all other documentation executed in connection herewith or therewith and bind Novonix accordingly, and (iv) assuming due execution and delivery by KORE, this Agreement constitutes, and upon execution and delivery by Novonix each of such instruments will constitute, a legal, valid and binding obligation of Novonix, enforceable against Novonix in accordance with their terms.

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i. Absence of Certain Changes. Since the effective date of the filing of the most recent amendment of Form 20-F with the SEC (the “US Filing”), there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations or prospects of Novonix or any of its Subsidiaries that has not been publicly disclosed by Novonix.

j. No Integrated Offering. Neither Novonix, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Novonix Shares to KORE. The issuance of the Novonix Shares to KORE will not be integrated with any other issuance of Novonix’s securities (past, current or future) for purposes of any shareholder approval provisions applicable to Novonix or its securities.

k. No Brokers; No Solicitation. Novonix has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby. Novonix acknowledges and agrees that neither Novonix nor its employee(s), member(s), beneficial owner(s), or partner(s) solicited KORE to enter into this Agreement and consummate the transactions described in this Agreement.

l. No Investment Company. Novonix is not, and upon the issuance and delivery of the Novonix Shares as contemplated by this Agreement will not be an “investment company” required to be registered under the Investment Company Act of 1940 (an “Investment Company”). Novonix is not controlled by an Investment Company.

m. No Disqualification Events. None of Novonix, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of Novonix participating in the offering hereunder, any beneficial owner of 20% or more of Novonix’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with Novonix in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). Novonix has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

n. Bank Holding Company Act. Neither Novonix nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither Novonix nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither Novonix nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(o) Public Listings. The currently issued and outstanding ordinary shares of Novonix are listed and posted for trading on the Australian Securities Exchange, and are currently quoted on the OTC Markets — OTCQX Best Market (the “OTC Market”). No order ceasing or suspending trading in any securities of Novonix or prohibiting the distribution of the Novonix Shares or the trading of any of the issued securities of Novonix has been issued and, to the knowledge of Novonix, no proceedings for such purpose have been threatened or are pending. Novonix (i) has not taken any action which would reasonably be expected to result in the delisting or suspension of the Novonix Shares on or from the ASX and (ii) is currently in compliance, in all material respects, with the applicable material rules and regulations of the ASX. As of the date of its filing, the US Filing complied in all material respects with the requirements of the Securities and Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder with respect to the US Filing. Novonix has not, in the 12 months preceding the date hereof, received notice from the OTC Market that Novonix is not in compliance with any listing or maintenance requirements of such OTC Market applicable to Novonix.

(p) Status. Novonix has at all times complied, in all material respects, with its obligations to make timely disclosure of all material changes relating to it and there is no material change relating to Novonix which has occurred and with respect to which the requisite news release has not been disseminated or material change report has not been filed in accordance with the ASX Listing Rules.

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(q) Public Record. The representations, warranties and other statements made by Novonix in this Agreement and any Novonix disclosure schedules attached hereto, together with the information and statements set out in the US Filing, and Novonix’s filings with the ASX, from January 1, 2020 through the Closing Date (except with respect to forecasts, projections and other forward-looking information, in respect of which no representation or warranty is provided under this subsection), taken as a whole, were true and correct in all material respects as of the respective dates of such information or statements and Novonix has not omitted to state any material fact necessary in order to make such information and statements, in light of the circumstances in which they were made, not misleading.

3.
Representations and Warranties of KORE. KORE represents and warrants to Novonix as of the Closing Date that:

a.
Organization and Qualification. KORE and each of its Subsidiaries (as defined below), if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. Schedule 3(a), hereto, sets forth a list of all of the Subsidiaries of KORE and the jurisdiction in which each is incorporated. KORE and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on the business, operations, assets, financial condition or prospects of KORE or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith. “Subsidiaries” means any corporation or other organization, whether incorporated or unincorporated, in which KORE owns, directly or indirectly, any equity or other ownership interest.

b.
Authorization; Enforcement. (i) KORE has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and thereby and to issue the KORE Shares, in accordance with the terms hereof and thereof, (ii) the execution and delivery, by KORE, of this Agreement and the delivery of the KORE Shares and the consummation by KORE of the transactions contemplated hereby and thereby (including without limitation, the issuance of the KORE Shares have been duly authorized by KORE’s Board of Directors and no further consent or authorization of KORE, its Board of Directors, its shareholders, or its debt holders is required, (iii) this Agreement, and all other documentation executed in connection herewith or therewith have been duly executed and delivered by KORE by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement, and all other documentation executed in connection herewith or therewith and bind KORE accordingly, and (iv) this Agreement constitutes, and upon execution and delivery by KORE each of such instruments will constitute, a legal, valid and binding obligation of KORE, enforceable against KORE in accordance with their terms.

c.
Capitalization; Governing Documents. As of January 24, 2022, the authorized capital stock of KORE consists of: 250,000,000 authorized shares of Common Stock, of which 61,228,852 shares were issued and outstanding, and zero authorized shares of Preferred Stock. All of such outstanding shares of capital stock of KORE, are, or upon issuance will be, duly authorized, validly issued, fully paid and non-assessable. Other than is set forth on Schedule 3(c) hereto, no shares of capital stock of KORE are subject to preemptive rights or any other similar rights of the shareholders of KORE or any liens or encumbrances imposed through the actions or failure to act of KORE. As of the effective date of this Agreement and other than is set forth on Schedule 3(c) hereto (i) there are outstanding options to purchase 4,774,173 shares of Common Stock of KORE (“Options”), 19,962,926 warrants to purchase 19,962,926 shares of Common Stock of KORE (“Warrants”) and 1,748,224 restricted stock units of KORE, (ii) no other scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of KORE or any of its Subsidiaries, or arrangements by which KORE or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of KORE or any of its Subsidiaries, (iii) there are no agreements or arrangements under which KORE or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act and (iv) there are no anti-dilution or price adjustment provisions contained in any security issued by KORE (or in any agreement providing rights to security holders) that will be triggered by the issuance of any of the KORE Shares. KORE has furnished to Novonix true and correct copies of KORE’s Certificate of Incorporation as in effect on the date hereof (“Certificate of

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Incorporation”), KORE’s Bylaws, as in effect on the date hereof (“Bylaws”), and the terms of all securities convertible into or exercisable for Common Stock of KORE and the material rights of the holders thereof in respect thereto.
d.
No Conflicts. The execution, delivery and performance of this Agreement by KORE and the consummation by KORE of the transactions contemplated hereby will not (i) conflict with or result in a violation of any provision of its Certificate of Incorporation or Bylaws, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, note, evidence of indebtedness, indenture, patent, patent license or instrument to which KORE or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which KORE or its securities is subject) applicable to KORE or any of its Subsidiaries or by which any property or asset of KORE or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect), or (iv) other than is set forth on Schedule 3(d) hereto, trigger any anti-dilution and/or ratchet provision contained in any other contract in which KORE is a party thereto or any security issued by KORE. Neither KORE nor any of its Subsidiaries is in violation of its Certificate of Incorporation, Bylaws or other organizational documents and neither KORE nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put KORE or any of its Subsidiaries in default) under, and neither KORE nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which KORE or any of its Subsidiaries is a party or by which any property or assets of KORE or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of KORE and its Subsidiaries, if any, are not being conducted, and shall not be conducted so long as Novonix owns any of the KORE Shares, in violation of any law, ordinance or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, KORE is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self-regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof or to issue and sell the KORE Shares in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which KORE is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

e.
Financial Statements. As of their respective dates, the financial statements of KORE complied as to form in all material respects with applicable accounting requirements with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved and fairly present in all material respects the consolidated financial position of KORE and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of KORE, KORE has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2020, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of KORE.

f.
Absence of Certain Changes. Since December 31, 2020, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations or prospects of KORE or any of its Subsidiaries.

g.
Absence of Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of KORE or any of its Subsidiaries, threatened against or affecting KORE or any of its Subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect. KORE and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

h.
Intellectual Property. KORE and each of its Subsidiaries owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights (“Intellectual Property”) necessary to enable it to conduct its business as now operated (and, as presently contemplated to be

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operated in the future); there is no claim or action by any person pertaining to, or proceeding pending, or to KORE’s knowledge threatened, which challenges the right of KORE or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, as presently contemplated to be operated in the future); to the best of KORE’s knowledge, KORE’s or its Subsidiaries’ current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person; and KORE is unaware of any facts or circumstances which might give rise to any of the foregoing. KORE and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property.

i.
No Materially Adverse Contracts, Etc. Neither KORE nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of KORE’s officers has or is expected in the future to have a Material Adverse Effect. Neither KORE nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of KORE’s officers has or is expected to have a Material Adverse Effect.

j.
Tax Status. KORE and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that KORE and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of KORE know of no basis for any such claim. KORE has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. None of KORE’s tax returns is presently being audited by any taxing authority.

k.
Transactions with Affiliates. Except for arm’s length transactions pursuant to which KORE or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than KORE or any of its Subsidiaries could obtain from third parties and other than the grant of stock options, restricted share units or outstanding warrants to purchase Common Stock of KORE, none of the officers, directors, or employees of KORE is presently a party to any transaction with KORE or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of KORE, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, other than as set out in Schedule 3(k).

l.
Disclosure. All information relating to or concerning KORE or any of its Subsidiaries set forth in this Agreement and provided to Novonix pursuant to Section 2(d) hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and KORE has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

m.
No Integrated Offering. Neither KORE, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the KORE Shares to Novonix. The issuance of the KORE Shares to Novonix will not be integrated with any other issuance of KORE’s securities (past, current or future) for purposes of any shareholder approval provisions applicable to KORE or its securities.

n.
No Brokers; No Solicitation. KORE has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement, or the transactions contemplated hereby. KORE acknowledges and agrees that neither Novonix nor its employee(s), member(s), beneficial owner(s), or partner(s) solicited KORE to enter into this Agreement and consummate the transactions described in this Agreement.

o.
Permits Compliance. KORE and each of its Subsidiaries is in possession of all franchises,

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grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “KORE Permits”), and there is no action pending or, to the knowledge of KORE, threatened regarding suspension or cancellation of any of the KORE Permits. Neither KORE nor any of its Subsidiaries is in conflict with, or in default or violation of, any of KORE Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since December 31, 2020, neither KORE nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

p.
Environmental Matters.

(i)
There are, to KORE’s knowledge, with respect to KORE or any of its Subsidiaries or any predecessor of KORE, no past or present violations of Environmental Laws (as defined below), releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws and neither KORE nor any of its Subsidiaries has received any notice with respect to any of the foregoing, nor is any action pending or, to KORE’s knowledge, threatened in connection with any of the foregoing. The term ”Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(ii)
Other than those that are or were stored, used or disposed of in compliance with applicable law, no Hazardous Materials are contained on or about any real property currently owned, leased or used by KORE or any of its Subsidiaries, and no Hazardous Materials were released on or about any real property previously owned, leased or used by KORE or any of its Subsidiaries during the period the property was owned, leased or used by KORE or any of its Subsidiaries, except in the normal course of KORE’s or any of its Subsidiaries’ business.

(iii)
There are no underground storage tanks on or under any real property owned, leased or used by KORE or any of its Subsidiaries that are not in compliance with applicable law.

q.
Title to Property. KORE and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of KORE and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(q), if attached hereto, or such as would not have a Material Adverse Effect. Any real property and facilities held under lease by KORE and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

r.
Insurance. KORE and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of KORE believes to be prudent and customary in the businesses in which KORE and its Subsidiaries are engaged. Neither KORE nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Upon written request KORE will provide to Novonix true and correct copies of all policies relating to directors’ and officers’ liability coverage, errors and omissions coverage, and commercial general liability coverage.

s.
Internal Accounting Controls. KORE and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of KORE’s board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted

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accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

t.
Foreign Corrupt Practices. Neither KORE, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of KORE or any Subsidiary has, in the course of his actions for, or on behalf of, KORE, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

u.
Solvency. KORE (after giving effect to the transactions contemplated by this Agreement) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently KORE has no information that would lead it to reasonably conclude that KORE would not, after giving effect to the transaction contemplated by this Agreement, have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature. KORE’s financial statements for its most recent fiscal year end and interim financial statements have been prepared assuming KORE will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

v.
No Investment Company. KORE is not, and upon the issuance and sale of the KORE Shares as contemplated by this Agreement will not be an “investment company” required to be registered under the Investment Company Act of 1940 (an “Investment Company”). KORE is not controlled by an Investment Company.

w. No Off-Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between KORE or any of its Subsidiaries and an unconsolidated or other off balance sheet entity.

x. No Disqualification Events. None of KORE, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of KORE participating in the offering hereunder, any beneficial owner of 20% or more of KORE’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with KORE in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). KORE has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

y. Bank Holding Company Act. Neither KORE nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither KORE nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither KORE nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

aa. Illegal or Unauthorized Payments; Political Contributions. Neither KORE nor any of its Subsidiaries nor, to KORE’s knowledge, any of the officers, directors, employees, agents or other representatives of KORE or any of its Subsidiaries or any other business entity or enterprise with which KORE or any Subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of KORE or any of its Subsidiaries.

bb. Investment Purpose. KORE is acquiring the Novonix Shares for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; provided, however, that by making the representations herein, KORE does not

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agree to hold any of the Novonix Shares for any minimum or other specific term and reserves the right to dispose of the Novonix Shares at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

cc. Accredited Investor Status. KORE is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”). KORE understands and acknowledges that the Novonix Shares under this document are being offered to KORE in reliance on the sophisticated investor exemption under section 708(8) of the Corporations Act 2001 (Commonwealth of Australia) ("Corporations Act") and the sale offer exemption under section 708A of the Corporations Act.

dd. Reliance on Exemptions. KORE understands that the Novonix Shares are being issued and delivered to it in reliance upon specific exemptions from the registration requirements of the Australia and United States federal and state securities laws and that Novonix is relying upon the truth and accuracy of, and KORE’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of KORE set forth herein in order to determine the availability of such exemptions and the eligibility of KORE to acquire the Novonix Shares.

ee. Information. KORE and its advisors, if any, have been, furnished with all materials relating to the business, finances and operations of Novonix and materials relating to the issuance of the Novonix Shares which have been requested by KORE or its advisors. KORE and its advisors, if any, have been, afforded the opportunity to ask questions of Novonix regarding its business and affairs. Neither such inquiries nor any other due diligence investigation conducted by KORE or any of its advisors or representatives shall modify, amend or affect KORE’s right to rely on Novonix’s representations and warranties contained in Section 2 above.

ff. Governmental Review. KORE understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Novonix Shares.

gg. Transfer or Re-sale. KORE understands that (i) the Novonix Shares have not been and are not being registered under the 1933 Act or any applicable state securities laws, and the Novonix Shares may not be transferred unless (a) the Novonix Shares are sold pursuant to an effective registration statement under the 1933 Act, (b) KORE shall have delivered to Novonix, at the cost of KORE, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions and reasonably acceptable to Novonix to the effect that the Novonix Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration under Rule 144 promulgated under the 1933 Act (or a successor rule) (“Rule 144”), pursuant to Regulation S under the 1933 Act (or a successor rule) (“Regulation S”), or other applicable exemption, or (c) the Novonix Shares are sold or transferred to an “affiliate” (as defined in Rule 144 ) of KORE who agrees to sell or otherwise transfer the Novonix Shares only in accordance with this Section 3(gg) and who is an Accredited Investor,; (ii) any sale of such Novonix Shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Novonix Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; (iii) neither Novonix nor any other person is under any obligation to register such Novonix Shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case), and (iv) to the extent applicable, in the event the Novonix Shares are in the future issued in certificated form, may bear a restrictive legend in substantially the form (and a stop-transfer order may be placed against transfer of such Novonix Shares) as set forth in Section 2(g) above with respect to the KORE Shares.. Notwithstanding the foregoing, or anything else contained herein to the contrary, the Novonix Shares may be pledged or otherwise form part of the encumbered collateral provided by KORE in connection with an arrangement secured by the assets of KORE, and such pledge of Novonix Shares, or encumbrance in respect of the Novonix Shares, shall not be deemed to be a transfer, sale or assignment of the Novonix Shares hereunder, and KORE in effecting such pledge or encumbrance shall be not required to provide Novonix with any notice thereof or otherwise make any delivery to Novonix pursuant to this Agreement or otherwise.

hh. Restricted Period. KORE agrees that the Novonix Shares will be held on the Novonix's Issuer Sponsored Subregister or CHESS Subregister (at the Novonix's absolute discretion) and agrees to the application of a Holding Lock (as that term is defined in the ASX Listing Rules) on the Novonix Shares during the until such time as the Novonix Shares have been registered under the 1933 Act or may otherwise be sold in the US.

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ii. Australian Foreign Investment Approval. KORE is not a 'foreign government investor' (as defined in the Foreign Acquisitions and Takeovers Act 1975 (Commonwealth of Australia) ("FATA") or an 'associate' (as defined in the FATA) of a 'foreign government investor'.

jj. Sophisticated or Professional Investor. KORE is a Sophisticated or Professional Investor, being an investor to whom offers of securities can be made under section 708 of the Corporations Act.

4.
ADDITIONAL COVENANTS, AGREEMENTS AND ACKNOWLEDGEMENTS.

a.
Best Efforts. The parties shall use their commercially reasonable best efforts to satisfy timely each of the conditions described in Section 5 and 6 of this Agreement.

b.
KORE Form D; Blue Sky Laws. KORE agrees to file a Form D with respect to the KORE Shares if required under Regulation D and to provide a copy thereof to Novonix promptly after such filing. KORE shall, on or before the Closing Date, take such action as KORE shall reasonably determine is necessary to qualify the KORE Shares for sale to Novonix at the applicable closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to Novonix on or prior to the Closing Date.

c.
Novonix Form D; Blue Sky Laws. Novonix agrees to file a Form D with respect to the Novonix Shares if required under Regulation D and to provide a copy thereof to KORE promptly after such filing. Novonix shall, on or before the Closing Date, take such action as Novonix shall reasonably determine is necessary to qualify the Novonix Shares for issuance and delivery to KORE at the applicable closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to KORE on or prior to the Closing Date.

d.
Use of Proceeds. KORE shall use the cash proceeds for engineering and pre-construction costs related to its proposed Buckeye, Arizona manufacturing facility as well as for general corporate purposes, and not for the repayment of any indebtedness owed to officers, directors or employees of KORE or their affiliates or in violation or contravention of any applicable law, rule or regulation.

5.
Conditions to KORE’s Obligation to Sell. The obligation of KORE hereunder to issue and sell the KORE Shares to Novonix at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto, provided that these conditions are for KORE’s sole benefit and may be waived by KORE at any time in its sole discretion:

a.
Novonix shall have executed this Agreement and delivered the same to KORE.

b.
Novonix shall have delivered the Purchase Price in accordance with Section 1(b)

above.

c.
Novonix shall have executed a shareholders rights agreement (the “Shareholders Rights Agreement”) in form and substance satisfactory to KORE and delivered the same to KORE.

d.
The representations and warranties of Novonix shall be true and correct in all material respects as of the date when made and as of the Closing Date, as though made at that time (except for representations and warranties that speak as of a specific date), and Novonix shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Novonix at or prior to the Closing Date.

e.
No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

f.
No event shall have occurred which could reasonably be expected to have a Material

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Adverse Effect on Novonix.

g.
Novonix shall have delivered to KORE a certified copy of resolutions adopted by Novonix’s Board of Directors at a duly called meeting or by unanimous written consent authorizing this Agreement and all other documents, instruments and transactions contemplated hereby.

6.
Conditions to Novonix’s Obligation to Purchase. The obligation of Novonix hereunder to purchase the KORE Shares, on the Closing Date, is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for Novonix’s sole benefit and may be waived by Novonix at any time in its sole discretion:

a.
KORE shall have executed this Agreement and delivered the same to Novonix.

b.
KORE shall have delivered the KORE Shares to Novonix.

c.
KORE shall have executed the Shareholders Rights Agreement in form and substance satisfactory to Novonix and shall have delivered same to Novonix.

d.
KORE shall have executed a supply agreement in form and substance satisfactory to Novonix and KORE and delivered the same to Novonix.

e.
The representations and warranties of KORE shall be true and correct in all material respects as of the date when made and as of Closing Date, as though made at such time (except for representations and warranties that speak as of a specific date) and KORE shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by KORE at or prior to the Closing Date.

f.
No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

g.
No event shall have occurred which could reasonably be expected to have a Material Adverse Effect on KORE.

h.
KORE shall have delivered to Novonix (i) a certificate evidencing the formation and good standing of KORE and each of its Subsidiaries in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within ten (10) days of the Closing Date and (ii) a certified copy of resolutions adopted by KORE’s Board of Directors at a duly called meeting or by unanimous written consent authorizing this Agreement and all other documents, instruments and transactions contemplated hereby.

7.
Governing Law; Miscellaneous.

a.
Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement, or any other agreement, certificate, instrument or document contemplated hereby shall be brought only in the state courts located in Delaware or in the federal courts located in Delaware. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement, or any other agreement, certificate, instrument or document contemplated hereby or thereby by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the

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address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

b.
Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. A facsimile or .pdf signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or .pdf signature. Delivery of a counterpart signature hereto by facsimile or email/.pdf transmission shall be deemed validly delivery thereof.

c.
Construction; Headings. This Agreement shall be deemed to be jointly drafted by KORE and Novonix and shall not be construed against any person as the drafter hereof. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

d.
Severability. In the event that any provision of this Agreement, or any other agreement or instrument delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Agreement, or any other agreement, certificate, instrument or document contemplated hereby or thereby.

e.
Entire Agreement; Amendments. This Agreement, and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither KORE nor Novonix makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement or any agreement or instrument contemplated hereby may be waived or amended other than by an instrument in writing signed by Novonix.

f.
Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be

(i) personally served, or (ii) delivered by reputable overnight courier service with charges prepaid, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery, or (b) on the second business day following the date of mailing by overnight courier service, fully prepaid, addressed to such address. The addresses for such communications shall be:

If to KORE, to:

KORE POWER, INC.

1875 N. Lakewood Drive, Suite 200

Coeur d’Alene, ID. 83814

Attention: Lindsay Gorrill

e-mail: lgorrill@korepower.com

with a copy to:

DLA Piper (Canada) LLP

Attention: Daniel Kenney

1000, 250-2nd Street S.W.

Calgary, Alberta, Canada T2P OC1

If to Novonix, to:

NOVONIX Limited

177 Bluewater Road, Bedford

Nova Scotia, Canada, B4B 1H1

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Attention: Dr. Chris Burns

with a copy to:

NOVONIX Limited

c/o Rashda Buttar

44 Broadview Drive

St. Louis, Missouri 63105 USA

g.
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither KORE nor Novonix shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.

h.
Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

i.
Survival. The representations and warranties of KORE and the agreements and covenants set forth in this Agreement shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of Novonix.

j.
Publicity. KORE and Novonix shall have the right to review a reasonable period of time before issuance of any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that Novonix shall be entitled, without the prior approval of KORE, to make any press release with respect to such transactions as is required by applicable law and regulations (although to the extent practicable KORE shall be consulted by Novonix in connection with any such press release prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon).

k.
Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

l.
No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

m.
Indemnification. In consideration of Novonix’s execution and delivery of this Agreement and acquiring the KORE Shares hereunder, and in addition to all of KORE’s other obligations under this Agreement, KORE shall defend, protect, indemnify and hold harmless Novonix and its stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Novonix Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Novonix Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Novonix Indemnified Liabilities”), incurred by any Novonix Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by KORE in this Agreement or any other agreement, certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of KORE contained in this Agreement, or any other agreement, certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Novonix Indemnitee by a third party (including for these purposes a derivative action brought on behalf of KORE) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of this Agreement or any other agreement, certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the KORE Shares, or (iii) the status of Novonix or holder of the KORE Shares as an investor in KORE pursuant to the transactions contemplated by this Agreement. To the extent that the foregoing undertaking by KORE

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may be unenforceable for any reason, KORE shall make the maximum contribution to the payment and satisfaction of each of the Novonix Indemnified Liabilities that is permissible under applicable law.

n.
Payment Set Aside. To the extent that any party makes a payment or payments to the other party hereunder or under any other agreement, certificate, instrument or document contemplated hereby or thereby, or such party enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the paying party, or a trustee, receiver or any other person or entity under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

o.
Failure or Indulgence Not Waiver. No failure or delay on the part of Novonix in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies of Novonix existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

[Signature Page Follows]

Exhibit 4.10

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IN WITNESS WHEREOF, the undersigned Novonix and KORE have caused this Agreement to be duly executed as of the date first above written.

KORE POWER, INC.

By:_________________________________
Name: LINDSAY E. GORRILL
Title: CHIEF EXECUTIVE OFFICER

NOVONIX

By: _________________________________
Name: Robert Natter
Title: Chairman of Board
By: ______________________________
Name: Suzanne Yeats
Title: Corporate Secretary